Exhibit 99.1

Tallgrass Energy Increases Quarterly Distributions and
Announces Date for Second Quarter 2017 Financial Results

LEAWOOD, Kan.--(BUSINESS WIRE)--Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP) (“Tallgrass”) today announced their quarterly distributions for the second quarter of 2017. The distributions will be paid on Monday, August 14, 2017, to unitholders and shareholders of record as of the close of business on Friday, July 28, 2017.

TEP
The board of directors of TEP’s general partner declared a quarterly cash distribution of $0.925 per common unit for the second quarter of 2017, or $3.70 on an annualized basis. This represents a sequential increase of 10.8 percent from the first quarter 2017 distribution of $0.835 per common unit and an increase of 22.5 percent from the second quarter 2016 distribution of $0.755 per common unit. It is TEP’s 16th consecutive increase since its May 2013 IPO.

The increase is consistent with management’s previously announced plan to recommend to the board of directors of its general partner increases in its second and third quarter 2017 distributions that will aggregate to at least $0.10 per unit (or $0.40 per unit on an annualized basis) over the first quarter 2017 distribution of $0.835. TEP acquired an approximate 25 percent membership interest in Rockies Express Pipeline LLC in March 2017.

TEGP
The board of directors of TEGP’s general partner declared a quarterly cash distribution of $0.3425 per Class A share for the second quarter of 2017, or $1.37 on an annualized basis. This represents a 19.1 percent sequential increase from the first quarter 2017 distribution of $0.2875 per Class A share and an increase of 39.8 percent from the second quarter 2016 distribution of $0.245 per Class A share. It is TEGP’s eighth consecutive increase since its May 2015 IPO.

Second Quarter 2017 Financial Results and Conference Call
Tallgrass plans to report second quarter 2017 financial results on Wednesday, August 2, 2017, after market close and hold a conference call at 3:30 p.m. Central Time that same day.

Tallgrass invites unitholders, shareholders and other interested parties to listen to the call through a link posted on the Investor Relations section of Tallgrass’s website at www.tallgrassenergy.com.

Tax Considerations
This release is intended to be a qualified notice to nominees and brokers under Treasury Regulation Sections 1.1446-4(b)(4) and (d).  All of TEP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, TEP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management plans, expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include whether there will be and, if so, the amount of TEP's quarterly distribution for the third quarter of 2017. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Tallgrass Energy
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com